                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                           22-1660266
(STATE OF INCORPORATION OR ORGANIZATION)                      (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)

        388 Greenwich Street,
          New York, New York                                        10013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box.          |X|     check the following box.         |_|

Securities Act registration statement file number to which this form relates:
333-38931 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
0.25% Cash Exchangeable Notes Linked to a        American Stock Exchange
Basket of Telecommunications Stocks

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 7 through 15 of the Registrant's Prospectus, dated December 1, 1997 (Registration No. 333-38931) (the "Prospectus"), as supplemented by the information under the heading "Description of Registered Notes" on pages S-2 through S-21 of the Registrant's Prospectus Supplement relating to Medium-Term Notes, Series H and Series I, dated December 5, 1997 (the "Prospectus Supplement") which information is incorporated herein by reference and made part of this Registration Statement in its entirety, as well as to the additional information set forth below. The description of the Notes contained in the Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

         The description below of the particular terms of the 0.25% Cash Exchangeable Notes Linked to a Basket of Telecommunications Stocks offered hereby (the "Notes") supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the Registered Notes set forth in the Prospectus and Prospectus Supplement, to which descriptions reference is hereby made. See "Definitions" below for the definition of certain terms used herein. Terms used but not defined herein have the meanings given to them in the Prospectus or the Prospectus Supplement.

GENERAL INFORMATION
Principal Amount or Face Amount:                              $35,220,000
Issue Price:                                                  100%
Proceeds to Company on original issuance:                     $35,220,000
Commission or Discount on original issuance                   None
Salomon Smith Barney Inc.'s capacity
     on original issuance:                   | | As agent |X|     As principal

If as principal:

| | The Registered Notes are being offered at varying prices related to prevailing market prices at the time of resale.
|X| The Registered Notes are being offered at a fixed initial public offering price of 100% of Principal Amount or Face Amount.

Original Issue Date:                                          June 15, 1999

Stated Maturity:                                              June 15, 2006

Specified Currency:
(If other than U.S. Dollars)

Authorized Denominations:
(If other than as set forth in
the Prospectus Supplement)


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
Trustee: The Bank of New York, under an indenture dated as of October 27, 1993, as amended from time to time. Section numbers in the Bank of New York Senior Debt Indenture take the form "1.01", "2.01" and so forth, rather than "101", "201" and so forth. Section references in the accompanying Prospectus and Prospectus Supplement should be read accordingly.

COMPUTATION AND PAYMENT OF INTEREST AND PRINCIPAL

Interest Payment Dates:                              15th of June and December

First interest payment date is December 15, 1999
Accrue to Pay:                                                          | |     Yes      |X|      No
Indexed Principal Note:                                                 | |     Yes      |X|      No

Type of Interest on Note:                         |X|         Fixed Rate        | |    Floating Rate     | |     Indexed Rate

Interest Rate (Fixed Rate Notes):                           0.25%
Initial Interest Rate (Floating Rate Notes):                N.A.

Base Rate:               | |     CD Rate                             | |    Commercial Paper Rate        | |   Federal Funds Rate
                         | |     LIBOR Telerate                      | |    LIBOR Reuters                | |   Treasury Rate
                         | |     Treasury Rate Constant Maturity     | |    Other (See Attached)

Calculation Agent (If other than Citibank):                             |X|     Salomon Smith Barney Inc.
                                                                        | |    Other (See Attached)
Computation of Interest:                                                | |    30 over 360                  | | Actual over Actual
(If other than as set forth in the                                      | |    Actual over 360              | | Other (See Attached)
Prospectus Supplement)
Interest Reset Dates:                                                   N.A.
Rate Determination Dates:                                               N.A.
(If other than as set forth in
the Prospectus Supplement)
Index Maturity:                                                         N.A.
Spread (+/-):                                                           N.A.
Spread Multiplier:                                                      N.A.
Change in Spread, Spread Multiplier
or Fixed Interest Rate prior to Stated Maturity:                        | |        Yes                      |X| No
Maximum Interest Rate:                                                  N.A.
Minimum Interest Rate:                                                  N.A.
AMORTIZATION
Amortizing Note:                                                        | |        Yes                      |X| No
REDEMPTION, REPAYMENT, ORIGINAL ISSUE DISCOUNT
Optional Redemption:                                                    |X|        Yes                      | | No
          Optional Redemption Dates:                                    See attached.
          Redemption Prices:                                            See attached.
          Redemption:                                                   |X| In whole only and not in part   | | May be in whole
                                                                                                                or in part


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

Optional Repayment:                                                     |X|        Yes                      | | No
          Optional Repayment Dates:                                     See attached.
          Optional Repayment Prices:                                    See attached.
Discount Note:                                                          | |        Yes                      |X| No
          Total Amount of OID:
          Yield to Maturity:
LISTING, SECURITIES IDENTIFICATION INFORMATION
Listed on American Stock Exchange, subject to official notice of
issuance:                                                               |X|        Yes                      | | No


EXCHANGE RIGHT

         On any Exchange Date, by following the procedures described under "Description of Registered Notes -- Optional Redemption, Repayment and Repurchase" in the Prospectus Supplement (but without regard to the timing requirements set forth therein), a holder will have the right to exchange (the "Exchange Right") each $1,000 principal amount of Notes that the holder then holds for an amount in cash equal to the Exchange Amount. The Company will make this payment three Business Days after the Exchange Date, as long as the Trustee has received delivery of the Notes on the Exchange Date.

         The Company will not pay accrued and unpaid interest on Notes that a holder exchanges under its Exchange Right. Notwithstanding the foregoing, the Company will pay a holder accrued interest up to and including the earlier of the Exchange Date and June 15, 2001, if:

         - The holder exercises its Exchange Right after the Company calls the Notes for mandatory redemption for cash in an amount per $1,000 principal amount of Notes equal to the Exchange Amount, and

         - the Company Notice Date is on or before June 15, 2001, and

         - the Call Date is on or after June 16, 2001.

         If a holder exchanges its Notes after a record date for the payment of interest but before the Interest Payment Date relating to that record date, the Company will subtract from the Exchange Amount a cash amount equal to the interest payable on that Interest Payment Date on the principal amount they exchange. The Company will retain this amount and the holder will not be entitled to receive it.

CALL RIGHT

         On or after June 16, 2001, upon not less than 30 nor more than 60 days' notice to holders of the Notes in the manner described below, the Company may call the Notes (the "Call Right"), in whole and not in part, for mandatory redemption for cash in an amount per Note equal to:


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
         - the Exchange Amount, if Parity on the Trading Day immediately preceding the Company Notice Date, as determined by the Calculation Agent, is greater than the Call Price, or

         - the Call Price, if Parity on the Trading Day immediately preceding the Company Notice Date, as determined by the Calculation Agent, is less than or equal to the Call Price.

         Once the Company calls the Notes, unless a holder has already exercised its Exchange Right, the Company will pay to each holder the Call Price or the Exchange Amount, as the case may be:

         - on the Call Date specified in the notice of mandatory redemption, if the Company pays holders the Call Price, or

         - three Business Days after the Call Date, if the Company pays holders the cash amount equal to the Exchange Amount.

         The Company will not pay accrued but unpaid interest on the Notes if the Company calls them for mandatory redemption at the Exchange Amount. The Company will pay accrued and unpaid interest up to and including the Call Date on the Notes if the Company calls them for mandatory redemption at the Call Price. Notwithstanding the foregoing, if the Call Date for a redemption at the Call Price falls after a record date for the payment of interest but before the Interest Payment Date, the Company will subtract from the Call Price a cash amount equal to the difference between (1) the total interest payment that would have been payable on that Interest Payment Date had the Notes not been redeemed and (2) the amount of accrued interest payable to holders through the Call Date. The Company will retain this amount and holders will not be entitled to receive it.

         On or after the Company Notice Date, holders will continue to be entitled to exercise their Exchange Right, unless the Company has called the Notes for redemption at the Call Price.

         Notices to holders of the Notes will be published in a leading daily newspaper in The City of New York, which is expected to be The Wall Street Journal. Notwithstanding the foregoing, so long as the Notes are represented by Global Securities and such Notes are held on behalf of the Depositary, any such notice may, at the Company's option in lieu of publication, be given by delivery to the Depositary, in which event such notice shall be deemed to have been given to holders of the Notes on the seventh Trading Day after the day on which such notice is delivered.

THE BASKET

         The "Basket" is comprised of the following five stocks or ADRs (together, the "Underlying Securities") as weighted below based on their Closing Prices on May 28, 1999 (to achieve a Basket value of $100 on that date):

---------------------------------------------------------------------------------------------------------------------------------
                                              Underlying Security (Ticker          Initial Percent          Basket Composition
                                                        Symbol/                       of Basket                    Ratio
             Underlying Issuer                   Listing/Stock or ADR)
---------------------------------------------------------------------------------------------------------------------------------
Lucent Technologies Inc.                     LU (NYSE, stock)                            35%                     0.615385
---------------------------------------------------------------------------------------------------------------------------------
Nokia Corporation                            NOK (NYSE, ADR)                             15%                     0.211268
---------------------------------------------------------------------------------------------------------------------------------
LM Ericsson Telephone Company                ERICY (Nasdaq, ADR)                         15%                     0.556845
---------------------------------------------------------------------------------------------------------------------------------
Nortel Networks Corporation                  NT (NYSE, stock)                            15%                     0.200000
---------------------------------------------------------------------------------------------------------------------------------
Tellabs Inc.                                 TLAB (Nasdaq, stock)                        20%                     0.341880
---------------------------------------------------------------------------------------------------------------------------------

         The value of the Basket on any Trading Day will equal the sum of the products of each Underlying Security's Closing Price by that Underlying Security's Basket Composition Ratio. The Basket Composition Ratios are subject to adjustment for certain corporate events. See " -- Adjustments to Basket Composition Ratios; Reorganization Events" below.

DEFINITIONS

         "Call Date" means the date, from and including June 16, 2001, specified in the notice of mandatory redemption, which must be not less than 30 nor more than 60 days after the Company Notice Date.

         "Call Price" means $1,000 for each $1,000 principal amount of Notes.

         "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of the security:

         - on the New York Stock Exchange ("NYSE") or any successor exchange on that date, or

         - if the security is not listed for trading on the NYSE on that date, as reported on the Nasdaq National Market of the Nasdaq Stock Market, Inc., or

         - if the security is not listed for trading on the NYSE or quoted on the Nasdaq National Market on that date, as reported in the composite transactions for the principal United States securities exchange on which the security is listed, or

         - if the security is not listed on any such exchange or quoted on the Nasdaq National Market, the last quoted bid price for the security in the over-the-counter market as reported by Nasdaq, the National Quotation Bureau or similar organization, or

         - if this bid price in unavailable, the market value of the security on that date determined by a nationally recognized independent investment banking firm, which may be the Calculation Agent, retained for this purpose by the Company.

In the event that an Underlying Security in the form of an ADR is delisted from the NYSE or the Nasdaq National Market, as the case may be, or the related American Depositary Receipt program is terminated, the Calculation Agent will determine the Closing Price of the Underlying Security based on the closing price of the security represented by that ADR on its primary international exchange, making any adjustments it deems appropriate in its sole discretion, including adjustments relating to exchange rates and the number of shares represented by each ADR.

         "Company Notice Date" means any Trading Day, from and including April 17, 2001, on which the Company is entitled to give notice to call the Notes for mandatory redemption and on which the Company issues the notice of mandatory redemption.

         "Exchange Amount" means the product of the Exchange Ratio and the value of the Basket on, in the case of a holder's Exchange Right, the applicable Exchange Date or, in the case of the Company's Call Right, the Call Date, in each case as calculated by the Calculation Agent.

         "Exchange Date" means any Trading Day from and including July 28, 1999 through and including the Trading Day prior to the earliest of (1) maturity, (2) the Call Date, and (3) if the Company calls the Notes for cash at the Call Price, as described under " -- Early Redemption", the Company Notice Date.

         "Exchange Ratio" means 8.8496.

         "Parity" with respect to any Trading Day means the Exchange Ratio times the value of the Basket on that Trading Day, as determined by the Calculation Agent.

         A "Trading Day" means a day on which trading is generally conducted in the Nasdaq National Market and on the NYSE, as determined by the Calculation Agent, and on which a Market Disruption Event has not occurred.

ADJUSTMENTS TO BASKET COMPOSITION RATIOS; REORGANIZATION EVENTS

         The Basket Composition Ratios will be subject to adjustment from time to time in certain situations. Any such adjustments could have an impact on the Exchange Amount. The Company will be responsible for the effectuation and calculation of any adjustment described herein and will furnish the Indenture trustee with notice of any such adjustment. In the case of Underlying Securities that are ADRs, (1) the Company may in its sole discretion make any adjustment to reflect transactions that affect either the ADRs or the securities represented by the ADRs, and (2) for purposes of this section, the term "Underlying Security", as applied to an Underlying Security that is an ADR, includes the number of securities represented by the ADR.

         If any Underlying Issuer, after the closing date of the offering contemplated hereby,

         (1) pays a stock dividend or makes a distribution with respect to that issuer's Underlying Security in shares of such security,

         (2) subdivides or splits that issuer's outstanding Underlying Securities into a greater number of securities,

         (3) combines that issuer's outstanding Underlying Securities into a smaller number of securities, or

         (4) issues by reclassification of that issuer's Underlying Securities any shares of other common stock or ADRs, as the case may be, of the Underlying Issuer, then, in each such case, the Underlying Security's Basket Composition Ratio will be multiplied by a dilution adjustment equal to the number of shares or ADRs of that issuer's Underlying Security, or in the case of a reclassification referred to in (4) above, the number of shares of other common stock or ADRs, as the case may be, of the Underlying Issuer, issued pursuant thereto, or the fraction thereof, that a holder who held one of that issuer's Underlying Security immediately prior to such event would be entitled solely by reason of such event to hold immediately after such event.

         If any Underlying Issuer, after the closing date, issues, or declares a record date in respect of an issuance of, rights or warrants to all holders of that issuer's Underlying Securities entitling them to subscribe for or purchase the Underlying Securities at a price less than the Then-Current Market Price of one Underlying Security other than rights to purchase Underlying Securities pursuant to a plan for the reinvestment of dividends or interest, then, in each such case, the Basket Composition Ratio for that Underlying Security will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of that issuer's Underlying Securities outstanding immediately prior to the time the adjustment is effected by reason of the issuance of such rights or warrants, plus the number of additional Underlying Securities of that issuer offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which will be the number of that issuer's Underlying Securities outstanding immediately prior to the time the adjustment is effected, plus the number of additional Underlying Securities of that issuer which the aggregate offering price of the total number of that issuer's Underlying Securities so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Then-Current Market Price, which will be determined by multiplying the total number of Underlying Securities so offered for subscription or purchase by the exercise price of such rights or warrants and dividing the product so obtained by such Then-Current Market Price. To the extent that, after the expiration of such rights or warrants, that issuer's Underlying Securities offered thereby have not been delivered, the Basket Composition Ratio for the Underlying Security will be further adjusted to equal the Basket Composition Ratio which would have been in effect had such adjustment for the issuance of such rights or warrants been made upon the basis of delivery of only the number of Underlying Securities actually delivered.

         If any Underlying Issuer, after the closing date, declares or pays a dividend or makes a distribution to all holders of its Underlying Securities, in either case, of evidences of its indebtedness or other non-cash assets, excluding any dividends or distributions referred to above, or issues to all holders of its Underlying Securities rights or warrants to subscribe for or purchase any of its securities other than rights or warrants referred to above, then, in each such case, the Basket Composition Ratio for that issuer's Underlying Security will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of the Underlying Security, and the denominator of which will be such Then-Current Market Price less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company, whose determination will be final) as of the time the adjustment is effected of the portion of the assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one Underlying Security. Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which this paragraph would otherwise apply, the denominator in the fraction referred to in the above formula is less than $1.00 or is a negative number, then the Company may, at its option, elect to have the adjustment provided by this paragraph not be made and in lieu of such adjustment, on the maturity date, the holders of the Notes will be entitled to receive an additional amount of cash equal to the product of the number of Notes held by such holder multiplied by the fair market value of such indebtedness, assets, rights or warrants (determined, as of the date such dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by the Company, whose determination will be final) so distributed or issued applicable to one Underlying Security of that issuer.

         If, after the closing date, any Underlying Issuer declares a record date in respect of a distribution of cash, other than any permitted dividends described below, any cash distributed in consideration of fractional shares of that issuer's Underlying Securities and any cash distributed in a Reorganization Event, by dividend or otherwise, to all holders of that issuer's Underlying Securities, or makes an excess purchase payment, then the Basket Composition Ratio for the Underlying Security will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of the Underlying Security on such record date, and the denominator of which will be such Then-Current Market Price less the amount of such distribution applicable to one Underlying Security which would not be a permitted dividend, or, in the case of an excess purchase payment, less the aggregate amount of such excess purchase payment for which adjustment is being made at such time divided by the number of Underlying Securities outstanding on such record date.

         For purposes of these adjustments, a permitted dividend is any quarterly cash dividend in respect of an Underlying Security, other than a quarterly cash dividend that exceeds the immediately preceding quarterly cash dividend, and then only to the extent that the per share amount of such dividend results in an annualized dividend yield on the Underlying Security in excess of 10%. An excess purchase payment is the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company, whose determination will be final) of all other consideration paid by the Underlying Issuer with respect to one of that issuer's Underlying Security acquired in a tender offer or exchange offer by the Underlying Issuer, over (y) the Then-Current Market Price of the Underlying Security. Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution or excess purchase payment to which this paragraph would otherwise apply, the denominator in the fraction referred to in the formula in the preceding paragraph is less than $1.00 or is a negative number, then the Company may, at its option, elect to have the adjustment provided by this paragraph not be made and in lieu of such adjustment, on the maturity date, the holders of the Notes will be entitled to receive an additional amount of cash equal to the product of the number of Notes held by such holder multiplied by the sum of the amount of cash plus the fair market value of such other consideration (determined, as of the date such dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by the Company, whose determination will be final) so distributed or applied to the acquisition of the Underlying Security in such a tender offer or exchange offer applicable to one Underlying Security.

         Each dilution adjustment shall be effected as follows:

- in the case of any dividend, distribution or issuance, at the opening of business on the Business Day next following the record date for determination of holders of the applicable

  Underlying Securities entitled to receive such dividend, distribution or issuance or, if the announcement of any such dividend, distribution, or issuance is after such record date, at the time such dividend, distribution or issuance shall be announced by the Underlying Issuer;

- in the case of any subdivision, split, combination or reclassification, on the effective date of such transaction;

- in the case of any excess purchase payment for which the Underlying Issuer announces, at or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of such announcement; and


- in the case of any other excess purchase payment on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

         All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment to any Basket Composition Ratio will be required unless such adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as described herein is subsequently canceled by the Underlying Issuer, or such dividend, distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon such cancellation, failure of approval or failure to occur, the Basket Composition Ratio will be further adjusted to the Basket Composition Ratio which would then have been in effect had adjustment for such event not been made. If a Reorganization Event occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the Basket Composition Ratio in respect of such events will not be rescinded but will be applied to the new Basket Composition Ratio provided for below.

         "Then-Current Market Price" of any Underlying Security, for the purpose of applying any dilution adjustment, means the Closing Price of one Underlying Security for the trading day immediately prior to the time such adjustment is effected or, in the case of an adjustment effected at the opening of business on the Business Day next following a record date, immediately prior to the earlier of the time such adjustment is effected and the related ex-date. The "ex-date" with respect to any dividend, distribution or issuance is the first date on which the Underlying Security trades regular way on its principal U.S. market without the right to receive such dividend, distribution or issuance.

         For purposes of this section, "trading day" as to any Underlying Security means a day on which that Underlying Security (A) is not suspended from trading on any national or regional securities exchange, securities market or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary U.S.
market for the trading of such security.

         In the event of any of the following "Reorganization Events":

         - any consolidation or merger of an Underlying Issuer, or any surviving entity or subsequent surviving entity of an Underlying Issuer, with or into another entity, other than a merger or consolidation in which the Underlying Issuer is the continuing corporation and in which that issuer's Underlying Securities outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Underlying Issuer or another issuer,

         - any sale, transfer, lease or conveyance to another corporation of the property of an Underlying Issuer or any successor as an entirety or substantially as an entirety,

         - any statutory exchange of securities of an Underlying Issuer or any successor of an Underlying Issuer with another issuer, other than in connection with a merger or acquisition, or

         - any liquidation, dissolution or winding up of an Underlying Issuer or any successor of an Underlying Issuer,

the value of the Basket, upon a call by the Company for mandatory exchange into cash in an amount per $1,000 principal amount of Notes equal to the Exchange Amount or upon exchange at the option of the holder, will be calculated with respect to that issuer's Underlying Security by multiplying the Basket Composition Ratio for that Underlying Security by the Transaction Value (rather than the Closing Price of that Underlying Security), provided that for purposes of determining whether Parity on the trading day preceding the Company Notice Date is less than the Call Price, the value of the Basket will be calculated with respect to that issuer's Underlying Security by multiplying the then-existing Basket Composition Ratio for that Underlying Security by the Transaction Value. At such time, no adjustment will be made to the Basket Composition Ratio of the Underlying Securities.

         "Transaction Value" means the sum of:

         1. for any cash received in a Reorganization Event, the amount of cash received per Underlying Security;

         2. for any property other than cash or Marketable Securities received in a Reorganization Event, an amount equal to the market value on the date the Reorganization Event is consummated of such property received per Underlying Security (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company, whose determination will be final); and

         3. for any "Marketable Securities" received in a Reorganization Event, an amount equal to the Closing Price per share of such Marketable Securities on the trading day immediately prior to the maturity date or Exchange Date multiplied by the number of such Marketable Securities received per Underlying Security.

         "Marketable Securities" are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market, Inc. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause (3) of the preceding paragraph will be subject to adjustment if any event that would, had it occurred with respect to any Underlying Security or to an Underlying Issuer, have required an adjustment as described above occurs with respect to such Marketable Securities or the issuer


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
thereof between the time of the Reorganization Event and the maturity date. Adjustment for such subsequent events shall be as nearly equivalent as practicable to the adjustments described above.

MARKET DISRUPTION EVENTS

         "Market Disruption Event" means any of the following events, as determined by Salomon Smith Barney Inc., as Calculation Agent.

         (a) The suspension or material limitation of trading in one or more of the Underlying Securities which comprise the Basket, for more than two hours of trading or during the one-half hour period preceding the close of trading on the NYSE, the Nasdaq National Market, any other applicable organized U.S. exchange or the primary international exchange on which a security represented by an Underlying Security is traded. For purposes of this definition, limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, the Securities Exchange Commission (the "Commission") or any other self regulatory organization or of similar scope as a replacement for Rule 80B, as determined by the Calculation Agent) shall be considered "material".

         (b) The suspension or material limitation, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise) in options contracts related to one or more of the Underlying Securities which are traded on any major U.S. or international exchange.

         (c) The unavailability, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of one or more of the Underlying Securities or in respect of options contracts related to one or more of the Underlying Securities, in each case traded on any major U.S. or international exchange.

         For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to discontinue permanently trading in the relevant options contract will not constitute a Market Disruption Event, (3) any suspension in trading in an options contract on one or more of the Underlying Securities by a major securities market by reason of (x) a price change violating limits set by such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a Market Disruption Event, notwithstanding that such suspension or material limitation is less than two hours, (4) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but will not include limitations imposed on certain types of trading under NYSE Rule 80A or any


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
applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Commission of a similar scope or as a replacement for Rule 80A, as determined by the Calculation Agent) and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours, and (5) the delisting of an Underlying Security that is an ADR from the NYSE or the Nasdaq National Market, or the termination of an American Depositary Receipt program with respect to an Underlying Security that is an ADR, will not constitute a Market Disruption Event. Under certain circumstances, the duties of Salomon Smith Barney Inc. as the Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of Salomon Smith Barney Inc. as an affiliate of the issuer of the Notes.

ITEM 2.    EXHIBITS.

         99 (A). Prospectus, dated December 1, 1997, incorporated by reference from the Registrant's filing under Rule 424(b)(3) dated February 5, 1998.

         99 (B). Prospectus Supplement relating to Medium-Term Notes, Series H and Series I, dated December 5, 1997, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated December 9, 1997.

         99 (C). Form of Note.

         99 (D). Senior Debt Indenture between Salomon Smith Barney Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997.

         Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.


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
                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Salomon Smith Barney Holdings Inc.
                                               (REGISTRANT)




Date:  June 14, 1999                 By: /s/        THOMAS SCHWARTZ
                                         ---------------------------------------
                                           Name:    Thomas Schwartz
                                           Title:   Deputy Treasurer

                                INDEX TO EXHIBITS

Exhibit No.                          Exhibit

  99 (A). Prospectus, dated December 1, 1997, incorporated by reference from the Registrant's filing under Rule 424(b)(3) dated February 5, 1998.

  99 (B). Prospectus Supplement relating to Medium-Term Notes, Series H and Series I, dated December 5, 1997, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated December 9, 1997.

  99 (C).        Form of Note.

  99 (D). Senior Debt Indenture between Salomon Smith Barney Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997.


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